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                                                                   EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                       State of          Percent
                                                                                    INCORPORATION         OWNED
                                                                                    -------------        -------
Sterling Savings Bank                                                                 Washington           100%

Tri-Cities Mortgage Corporation                                                       Washington           100%

Sterling Capital Trust I                                                               Delaware            100%

Subsidiaries of Sterling Savings Bank:

     Action Mortgage Company                                                          Washington           100%

     Harbor Financial Services, Inc.                                                  Washington           100%
        (a subsidiary of Evergreen First Service Corporation)

     INTERVEST-Mortgage Investment Company                                            Washington           100%

     Evergreen Environmental Development Corporation                                  Washington           100%

     Evergreen First Service Corporation                                              Washington           100%

     Fidelity Service Corporation                                                     Washington           100%

     Tri-West Mortgage Company                                                        Washington           100%

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